As filed with the Securities and Exchange Commission on June 8, 2004
                                  File No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8 POS
                                (Amendment No 2)
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TELECOMMUNICATION PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Colorado                                       84-0916299
(State of Incorporation)                          (I.R.S. Employer ID No.)

                  1926 Hollywood Boulevard, Suite 208,
                         Hollywood, FL 33020
                 (Address of principal executive offices)

                 Amended and restated Non-Employee Directors and
                         Consultants Retainer Stock Plan

                            (Full title of the Plans)


                            Robert Russell, President
                       1926 Hollywood Boulevard, Suite 208,
                            Hollywood, Florida 33020
                     (Name and address of agent for service)

                                 (954) 620 0208
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of            Amount to be    Proposed       Proposed      Amount of
Securities         Registered      Maximum         Aggregate    Registration
to be                              Offering        Offering        Fee
Registered                         Price Per        Price
                                    Share
--------------------------------------------------------------------------------
Common Stock        40,000,000      $0.001(1)        40,000       $ 5.04

--------------------------------------------------------------------------------


(1)(2) The Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2) authorizes a total of 49,000,000 shares, 9,000,000 of which have already been registered under a Form S-8 filed on January 29, 2002, a Form S-8 POS filed on March 17, 2003, his offering price per share is calculated under Rule 457(h)(1) pursuant to the deemed issuance price as set forth in this plan (see Exhibit 4 to this Form S-8).


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.  PLAN  INFORMATION.

See  Item  2  below.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933.

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The  following  are  hereby  incorporated  by  reference:

(a) the audited financial statements of Larry O'Donnell, CPA, P.C. March 31, 2003, as contained in a Form 10KSB, filed on July 25, 2003.
(b) All periodic reports for the quarters ended June 30, 2003, September 30, 2003 and December 31, 2003
(c) A description of the securities of the Registrant is contained in a Registration Statement on Form S-B/A, No. 2-86781-D, filed on March 20, 1984.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Limitation  of  Liability.

(a)  Articles  of  Incorporation  and  Bylaws.

The articles of incorporation of the Registrant provide the following with respect to liability of an officer and director:

(d) Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:
(i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes ss.7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes ss.7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes ss.7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

Indemnification.

(a)  Articles  of  Incorporation.

The articles of incorporation of the Registrant provide the following with respect to indemnification:

(c) Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

(b)  Bylaws.

The bylaws of the Registrant do not provide any provisions regarding indemnification:

(c)  Colorado  Revised  Statutes.

"CRS 7-109-102 and 103 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.


7-109-102    Authority  to  indemnify  directors.  (1)  Except  as  provided  in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if: (A)
             The person conducted himself or herself in good faith; and 2. The person reasonably believe: (I) In the case of conduct in a official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interest; and (C) In the case of a criminal proceeding. The person had no reasonable cause to believe his or her conduct was unlawful.

(2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interest of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (11) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for purpose that the director did not reasonably believe to be in the interests of participants in or beneficiaries of the plan shall be deemed not employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

(3) The termination of a proceeding by judgment, order settlement, Convictions, or upon a plea of nolo contender or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4)  A  corporation  may  not  indemnify  a  director  under  this  section:
(A) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation ; or
(B) In connection with any other proceedings charging that the director derived an improper personal benefit, whether or not involving action in an Official capacity, in which proceeding the director was adjudged liable on The basis that he or she derived an improper personal benefit.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceedings.

7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to watch the person was a party because the person is or was a director. against reasonable expenses incurred by him or her in connection with the proceeding.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.  EXHIBITS.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM  9.  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Hollywood, Florida, on June 8, 2004.

                        Telecommunication Products, Inc.



By:  /s/  Robert  Russell
    -------------------------
    Robert  Russell,  President

                            Special Power of Attorney

The undersigned constitute and appoint Robert Russell their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



Signature                    Title                           Date

/s/  Robert  Russell        President/Director            June  8,  2004
-----------------
Robert  Russell

/s/Marcia  A,  Pearlstein   Secretary/Chief               June  8,  2004
-------------------         Financial  Officer/Director
Marcia  A,  Pearlstein



/s/  Igor  Loginov          Chief  Technical  Officer     June  8,  2004
------------------          /Director
Igor Loginov


                                  EXHIBIT INDEX


Number                         Description

4.1 Amended and restated Non-Employee Directors and Consultants Retainer Stock Plan,(Amendment No 2 ) dated June 8,2004. (see below)
5       Legal  Opinion  of  Michael  S.  Krome,  Esq.  (1)
23.1    Consent  of  Accountants  (1)
23.3    Consent  of  Counsel  (contained  in  Exhibit  5)
24      Special  Power  of  Attorney  (see  signature  page)